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                                                          EXHIBIT (20)(a)

                                                                                                                    SSR-2184 PAGE 1

STATE STREET RESEARCH FUNDS

NEW ACCOUNT APPLICATION

-    Please use blue or black ink and print neatly in CAPITAL LETTERS.

-    When providing bank information, be sure to attach a deposit slip or voided, unsigned check.

-    Be sure to sign this application.

-    To take advantage of a range of services, including CHECKWRITING, DIVIDEND ALLOCATION PLAN, the SYSTEMATIC EXCHANGE PLAN and/or
     the SYSTEMATIC WITHDRAWAL PLAN, please contact State Street Research or log onto www.ssrfunds.com.

-    Individual Retirement Accounts require a different application. To obtain an IRA application, call us at 1-877-773-8637.

Mail this application, along with any other required documents to: State Street Research Funds, P.O. Box 8408, Boston, MA 02266-8408
Registered representatives, mail this application to your home office for approval.

Questions? TOLL-FREE [GRAPHIC] 1-87-SSR-FUNDS(1-877-773-8637)

www.ssrfunds.com

1 YOUR ACCOUNT
------------------------------------------------------------------------------------------------------------------------------------

-  FILL IN ONE ACCOUNT TYPE ONLY.

-  INDIVIDUAL OR JOINT ACCOUNT

/ / / / / / / / / / / / / / / /        / /        / / / / / / / / / / / / / / / / / / / / / / / / / /
Owner's first name                     M.I.       Last name

/ / / / / / -- / / / / -- / / / / / / / /                   / / / /   / / / /   / / / / / / / /
Owner's Social Security number                              Owner's date of birth [month / day / year]


/ / / / / / / / / / / / / / / /        / /        / / / / / / / / / / / / / / / / / / / / / / / / / /
Joint owner's first name               M.I.       Last name

/ / / / / / -- / / / / -- / / / / / / / /                   / / / /   / / / /   / / / / / / / /
Joint owner's Social Security number                        Joint owner's date of birth [month / day / year]

Joint owners will be joint tenants with rights of survivorship unless you check a different option:

/ / Tenants in common       / / Tenants by entirety           / / Community property

-  GIFT/TRANSFER TO A MINOR (UGMA/UTMA) (*ONLY 1 CUSTODIAN PER UGMA/UTMA)

/ / / / / / / / / / / / / / / /        / /        / / / / / / / / / / / / / / / / / / / / / / / / / /
Custodian's first name                 M.I.       Last name

/ / / / / / / / / / / / / / / /        / /        / / / / / / / / / / / / / / / / / / / / / / / / / /
Minor's first name                     M.I.       Last name

Under the  / / / /  [minor's state of residence] Uniform Gifts to Minors Act

/ / / / / / -- / / / / -- / / / / / / / /                   / / / /   / / / /   / / / / / / / /
Minor's Social Security number                              Minor's date of birth [month / day / year] - required

- TRUST ACCOUNT - COPY OF TRUST AGREEMENT REQUIRED TO ESTABLISH ACCOUNT

/ / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
Name of trust agreement

/ / / / / / / / / / / / / / / /        / /        / / / / / / / / / / / / / / / / / / / / / / / /
Trustee's first name                   M.I.       Last name


/ / / / -- / / / / / / / / / / / / / /                      / / / /   / / / /   / / / / / / / /
Tax identification number                                   Date of trust agreement [month / day / year]

- CORPORATION, PARTNERSHIP OR OTHER ENTITY - COPY OF CORPORATE RESOLUTION REQUIRED TO ESTABLISH ACCOUNT

/ / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
Name of corporation or other entity

/ / / / -- / / / / / / / / / / / / / /   / / I / We have included the necessary documentation as required to open
Tax identification number                        this account.

                                         Type of business:      / / Corporation      / / Partnership   / / Estate
                                         / / Guardian     / /Other:
                                                                   -------------------------------------------------

2 YOUR MAILING ADDRESS
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/ / / / / / / / / /         / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
Street Number/P.O. Box      Street name

/ / / / / / / / / / / / / / / / / / / / / / / / / / / /        / / / /       / / / / / / / / / /
City                                                           State         Zip code

/ / / / / / -- / / / / / / -- / / / / / / / /             / / / / / / -- / / / / / / -- / / / / / / / /
Home telephone number                                     Business telephone number

Check one: / /  U.S. citizen  / / Non-U.S. citizen (Please attach completed IRS form W-8)
Check one: / /  U.S. resident / / Other:

                                        / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
                                        Specify country AND call 1-877-773-8637 for additional forms.


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                                                                                                                     SSR-2184 PAGE 2
3  YOUR INVESTMENT ALLOCATION
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- Choose only ONE distribution option per fund. Minimum investment is $2,500.00 per fund (or $1,000.00 per fund with an
  INVESTAMATIC). Consult the fund's prospectus for any additional restrictions.

- Broker/Dealer firm employees use Class A shares with a completed NAV form.

- If no distribution option is selected, dividends and capital gains will automatically be reinvested.

FUND NAME                         AMOUNT YOU ARE INVESTING                       SHARE CLASS          ALL DISTRIBUTIONS*
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET RESEARCH:                                                          A    B(1)  C     REINVESTED   DIRECT    BY
                                                                                                             DEPOSIT** CHECK***

/ / Aurora(1)                    $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Concentrated Growth          $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Concentrated International   $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Emerging Growth              $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Global Resources             $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Government Income            $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Health Sciences              $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / High Income                  $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / International Equity         $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Investment Trust             $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Large-Cap Analyst            $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Large-Cap Growth             $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Large-Cap Value              $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Legacy                       $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Mid-Cap Growth               $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Mid-Cap Value                $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Money Market                 $/ /, / / / / / /, / / / / / /. / / / /        Class E only         / /       / /     / /

/ / Strategic Growth & Income    $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Strategic Income             $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Tax-Exempt                   $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Other:                       $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

/ / Other:                       $/ /, / / / / / /, / / / / / /. / / / /        / /  / /  / /        / /       / /     / /

*   IF NOTHING IS CHECKED, WE WILL REINVEST ALL DIVIDENDS.
**  PLEASE COMPLETE THE BANK ACCOUNT INFORMATION IN SECTION 6.
*** CHECK WILL BE MAILED TO THE ADDRESS OF RECORD.
(1) DISTRIBUTION IS NOW LIMITED. PLEASE CONTACT STATE STREET RESEARCH FOR MORE DETAILS.


ELECTRONIC DELIVERY OF FUND DOCUMENTS: To receive fund documents via electronic delivery including quarterly statements, financial reports and prospectuses, check here: / / Enter your e-mail address:
                                                                    ----------------------------------------------------------------
*ELECTRONIC DELIVERY IS NOT AVAILABLE FOR SIMPLE-IRAs AND CORPORATE RETIREMENT PLANS AT THIS TIME.

4 REDUCED SALES CHARGES
------------------------------------------------------------------------------------------------------------------------------------
- Applies to Class A shares only.
- Does not apply to State Street Research Money Market Fund Class E shares.

- I WISH TO APPLY FOR REDUCED CLASS A SALES CHARGES THROUGH:         / /  LETTER OF INTENT

  / / RIGHT OF ACCUMULATION                                               I plan to invest, without obligation, a total of at least
                                                                          the following amount in eligible mutual funds over the
  When calculating my sales charges for this investment, please           next 13 months:
  include the assets owned by me, my family members or other
  eligible persons.                                                  / /  $50,000 (for equity funds only)   / /  $100,000

                                                                     / /  $250,000       / /  $500,000     / /   $1 million

/ / / / / / / / / / / / / / / / / / / /                              / /  Please include investments made within the past 90 days
Account number                                                            in these accounts.

/ / / / / / / / / / / / / / / / / / / /                              / / / / / / / / / / / / / / / / / / / /
Account number                                                       Account number

                                                                     / / / / / / / / / / / / / / / / / / / /
                                                                     Account number

5 TELEPHONE EXCHANGES AND REDEMPTIONS
------------------------------------------------------------------------------------------------------------------------------------

-  TELEPHONE EXCHANGE AND REDEMPTION PRIVILEGE

   Unless I have checked the box below, the State Street Research Funds and their agents are authorized to act upon instructions received by telephone from me or any other person claiming to be me or my registered representative who can provide State Street
   Research with my account registration and address as it appears on State Street Research Funds' record. The State Street Research
   Funds and their agents will not be liable for unauthorized transactions if they employ reasonable procedures to confirm that instructions received by telephone are genuine. I AGREE TO INDEMNIFY AND HOLD HARMLESS THE STATE STREET RESEARCH FUNDS AND THEIR
   AGENTS THAT MAY BE INVOLVED IN TRANSACTIONS AUTHORIZED BY TELEPHONE AGAINST ANY CLAIM OR LOSS IN CONNECTION WITH ANY TELEPHONE
   TRANSACTION EFFECTED ON MY ACCOUNT.

   / /  I do NOT wish to authorize the automatic telephone exchange and redemption privilege. Accept only written instructions signed by me and all registered owners.


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                                                                                                                     SSR-2184 PAGE 3

6 TRANSFERS TO / FROM YOUR BANK
------------------------------------------------------------------------------------------------------------------------------------

- Convenient services to help you buy or sell fund shares
- Be sure to attach a deposit slip or voided, unsigned check depending on the service(s) you are requesting.

- I WOULD LIKE TO REQUEST ONE OR MORE OF THE FOLLOWING SERVICES (PLEASE PROVIDE YOUR BANK ACCOUNT INFORMATION BELOW):

  / / INVESTAMATIC

      Makes periodic investments in the State Street Research fund(s) of your choice. I authorize automatic withdrawals from the bank account specified at the bottom of the page. I request these withdrawals to occur

      Starting month: / / / /        / / every month, on the ___ of the month.    / / every 3 months, on the ___ of the month.

  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
  Fund name

  / / / / / / / / / / / / / / / / / / / /    $/ / / / / /, / / / / / /./ / / /
  Account number (if existing account)        Investment amount ($50 per account minimum)

  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
  Fund name

  / / / / / / / / / / / / / / / / / / / /    $/ / / / / /, / / / / / /./ / / /
  Account number (if existing account)        Investment amount ($50 per account minimum)

/ / EZ TRADER

    Allows you to move money between your fund account and bank account by calling State Street Research. NOTE: Your bank must be a member of the Automated Clearing House (ACH) system. Bank registration must be identified to SSR account. If not, please complete section 8.

/ / WIRE REDEMPTION CAPABILITY

    Lets you designate a bank account to receive proceeds by wire when you sell State Street Research shares.

-   BANK ACCOUNT INFORMATION

    PLEASE ESTABLISH THE SERVICE(S) BETWEEN MY FUND ACCOUNT AND MY: / / Checking account (voided, unsigned check attached)
                                                                    / / NOW / money market / savings account (deposit slip attached)

    / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
    Bank name

    / / / / / / / / / /              / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
    Street number of bank            Street name

    / / / / / / / / / / / / / / / / / / / / / / / / / / / /      / / / /         / / / / / / / / / /
    City                                                         State           Zip code

    / / / / / / / / / / / / / / / / / / / / /           / / / / / / / / / / / / / / / / / / / / /
    Bank routing number or ABA number                    Bank account number

    / / / / / / / / / / / / / / / / / / / / /     / /       / / / / / / / / / / / / / / / / / / / / / / / / / /
    Bank account holder's first name              M.I.      Last name (list exactly as on bank statements)

    / / / / / / / / / / / / / / / / / / / / / / / / / / / /   / /     / / / / / / / / / / / / / / / / / / / / / / / / / /
    Second bank account holder (if applicable): First name    M.I.    Last name

    /                                /                                     /                                     /
    Signature of first bank account holder, exactly as name appears on     Signature of second bank account holder (if applicable)
    bank statements

- PLEASE TAPE A VOIDED CHECK OR PERSONALIZED DEPOSIT SLIP HERE

       --------------------------------------------------------------------------------------------------------
       John A. Sample                                                                                      0001
       123 Same Street                                                       _____________20______     1-23/456
       Anywhere, USA 12345

       Pay to the
       Order of
                 -------------------------------------------------------------------------------
                                                   VOID
       -----------------------------------------------------------------------------------------        DOLLARS
       ANY BANK USA

       ----------------------------                                                      ----------------------

       --------------------------------------------------------------------------------------------------------


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                                                                                                                     SSR-2184 PAGE 4

 7 SIGNATURE(S)
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- All owners listed in Section 1 must sign this application.

- Please note that the certification below and the provision of your Federal Tax Identification number are the only portions of this application for which the IRS requires your certification.

[GRAPHIC]

I ACKNOWLEDGE THAT:                                                 I CERTIFY, UNDER PENALTIES OF PERJURY, THAT:

- I have received the current prospectus(es) for all               - the number shown on this form is my correct taxpayer
  funds in which I am investing.                                     identification number (or I am waiting for a number to be
                                                                     issued to me), and
- I accept the terms of investment described in the
  prospectus(es) and this application.                             - I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the
- I understand that these same terms will also                       Internal Revenue Service that I am subject to backup
  apply to all shares obtained by exchange.                          withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer
- I accept responsibility for unauthorized telephone                 subject to backup withholding.
  instructions unless the fund's agents are negligent or
  unless I declined the privileges in Section 5.


/                                                      /           / / / /  / / / /  / / / / / / / /

Your signature, exactly as your name appears in Section 1           Date [month / day / year]

/                                                      /           / / / /  / / / /  / / / / / / / /

Signature of joint owner (if applicable), exactly as name           Date [month / day / year]
appears in Section 1

- SIGNATURE GUARANTEE FOR DIRECT INVESTMENTS

  - Only required for EZ trader if registration at bank differs from State Street Research Account registration.

    / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
    Name of bank or other guarantor

    / / / / / / / / / /         / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
    Street number               Street name

    / / / / / / / / / / / / / / / / / / / / / /                    / / / /            / / / / / / / /
    City                                                            State             Zip code

    THE BANK OR GUARANTOR GUARANTEES THE OWNER'S LEGAL CAPACITY AND ALL SIGNATURES ON THIS APPLICATION AND ON RELATED INVESTMENT
    CHECKS, INSTRUCTIONS, AND OPTIONAL SERVICES PROVIDED BY STATE STREET RESEARCH.

    /                                                          /                   / / / /  / / / /  / / / / / / /
    Signature of bank's or guarantor's authorized representative                     Date [month / day / year]

8 BROKER / DEALER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
  Dealer name

  / / / / / / / / / / / / / / / /      / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
  Street number of home office         Street name

  / / / / / / / / / / / / / / / / / / / / / /                    / / / /            / / / / / / / /
  City                                                           State              Zip code

  / / / / / / / / / / / / / / / /      / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /
  Street number of branch office       Street name

  / / / / / / / / / / / / / / / / / / / / / /                    / / / /            / / / / / / / /
  City                                                           State              Zip code

  / / / / / / / / / / / / / / / /      / / / / / / - / / / / / / - / / / / / / / /
  Branch office number                 Branch office phone number

  THE DEALER:

  - agrees to the terms of the current prospectus(es),      - will indemnify the fund, its adviser, distributor or other agents
    application and current dealer agreement, which is        from any losses resulting from these instructions
    included by reference                                   - guarantees the owner's legal capacity and all signatures on this
  - represents that it has given the owner(s) the relevant    application and on related investment checks and instructions,
    prospectus(es)                                            including applications for optional State Street Research services
  - represents that it has completed this application
    according to instructions from the owner(s)

  / / / / / / / / / / / / / / / /                 / /         / / / / / / / / / / / / / / / / / / / / / / / / / /
  Registered Representative's first name          M.I.        Last name


  / / / / / / / / / / / / / / / / / / / /
  Registered Representative number

 /                                         /      / / / / / / / / / / / / / / / /
  Signature of authorized officer of dealer        Date [month / day / year]


  Mail this application, along with any other required documents to:
  State Street Research Funds, P.O. Box 8408, Boston, MA 02266-8408

  Questions? TOLL-FREE [GRAPHIC] 1-87-SSR-FUNDS (1-877-773-8637)

  www.ssrfunds.com

  [STATE STREET RESEARCH LOGO]

  (C)2001 State Street Research Investment Services, Inc.,
  One Financial Center, Boston, MA 02111-2690

  CONTROL NUMBER:(exp0103) SSR-LD                                  SSR-2184-0102
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